As filed with the Securities and Exchange Commission on March 19, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 12, 1998


                                  CAPITAL TRUST
             (Exact name of registrant as specified in its charter)


California                          1-8063                            94-6181186
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(State or other                   (Commission                   (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                         10016
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)




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ITEM 2.           Acquisition or Disposition of Assets

     On March 12, 1998, the Registrant purchased at 99.6% of par $33,530,597 of subordinated commercial mortgage-backed securities ("CMBS") issued by a financial asset securitization investment trust ("FASIT") vehicle. Immediately following the purchase, the Registrant elected to sell approximately $4.45 million of the CMBS to an unaffiliated third party, resulting in a net investment for the Registrant of approximately $29.1 million (the "Investment"). The subordinated CMBS were purchased from an affiliate of Nomura Securities International, Inc. (the "Seller") and are secured by 87 mortgage loans that are secured by 269 properties throughout the United States and Canada.

     The Investment is comprised of $10 million of Class B-1 bonds (34%) rated BB, approximately $11.6 million of Class B-2 bonds (40%) rated B, and approximately $7.5 million of Class B-3 bonds (26%) rated B-. Each bond class carries a floating rate coupon at a specified spread over LIBOR. The purchase price for the Class B-1 bonds was financed in part with cash (15%) and in part pursuant to a repurchase agreement (the "REPO") with the Seller (85%); the REPO is payable monthly in arrears and bears interest at a specified spread over LIBOR. The purchase of the Class B-2 and B-3 bonds was financed entirely with available cash.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CAPITAL TRUST
                                         (Registrant)


Date: March 19, 1998                      By:/s/ Edward L. Shugrue III
                                          Name:  Edward L. Shugrue III
                                          Title: Chief Financial Officer




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